Exhibit 15.2

ORDINARY MEETING OF STOCKHOLDERS OF LUXOTTICA GROUP S.p.A. April 29, 2014 GO GREEN e-Consent makes it easy to go papertess. With e-Consent, you can quickly access your proxy material, statements and ether eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Please sign, date and mail your proxy card in the envelope provided as soon as possible.Please detach along perforated line and mail in the envelope provided. 4, 130000030000000000000 4 042914 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. The approval of the Statutory Financial Statements for the year NON-VOTING ITEM ended December 31, 2013. 2. The allocation of net income and the distribution of dividends. An advisory vote on the first section of the Company's Remuneration Report in accordance with article 123-ter, paragraph 6 of Legislative Decree no. 5811998. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Dale: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full 111 title as such. It the signer Is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ORDINARY MEETING OF STOCKHOLDERS OF LUXOTTICA GROUP S.p.A. April 29, 2014 PROXY VOTING INSTRUCTIONS INTERNET - Access Vww.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8800 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online or by phone until 11:59 PM EST on April 19, 2014 MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER Please detach along perforated line and mail in the envelope provided IF you are not voting by telephone or the Internet. if 0000030000000000000 4 042914 FOR AGAINST ABSTAIN 1. The approval of the Statutory Financial Statements for the year NON-VOTING ITEM ended December 31, 2013. 2. The allocation of net income and the distribution of dividends. 3. An advisory vote on the first section of the Company's Remuneration Report in accordance with article 123-ter, paragraph 6 of Legislative Decree no. 58/1998.  To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE Signature of Stockholder  Date:  Signature of Stockholder  Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full  title as such. If the signer is a corporation, please sign Tutl corporate nurse by duly authorized officer, giving full title as such. If signer Is a partnership, please sign in partnership name by authorized person.

0 LUXOTTICA GROUP S.p.A. Proxy for Ordinary Meeting of Stockholders on April 29, 2014 (Continued and to be signed on the reverse side.) 1447S INI